UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 5, 2011

Freescale Semiconductor Holdings I, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	333-141128-05	98-0522138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6501 William Cannon Drive West, Austin, Texas		78735
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 512-895-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

Freescale Semiconductor announced that it will not reopen its seriously damaged facility in Sendai, Japan, which ceased operations at the time of the March 11th earthquake. We expect the total estimated charge associated with this decision to approximate $102 million. The final amount of the charge will be reported as reorganization of business and other in the Company’s consolidated statements of operations for the first quarter of 2011.

The majority of this charge is expected to consist of non-cash asset impairment charges of approximately $50 million and non-cash charges for damaged inventory of approximately $14 million. Our facilities, equipment and inventory in Sendai, Japan have experienced significant damage resulting from the earthquake, the on-going aftershocks and other difficulties associated with the current environment. The remainder of this charge is expected to consist of approximately $38 million of cash charges consisting of incremental one-time separation costs of approximately $20 million and contract termination and other costs of approximately $18 million. We expect to complete the payments associated with these activities by the end of 2011.

These amounts are preliminary and subject to change as we finalize our assessment of the non-cash charges and costs associated with the above items. These non-cash charges and costs do not take into consideration any potential cost savings resulting from the decision or any offset resulting from potential recoveries from Freescale’s insurance coverage associated with the earthquake.

Freescale will provide a more detailed review of the company’s response to the earthquake and the potential impact on our net sales, operating results and cash flow, when it reports first quarter results later in April 2011.

Item 2.06. Material Impairments.

The information set forth under Item 2.05 of this report on Form 8-K is hereby incorporated into this Item 2.06 by reference.

Item 8.01. Other Events.

A copy of the April 5, 2011 press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Caution Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our expectations concerning the impact on our business of the 9.0 magnitude earthquake off the coast of Japan near Sendai. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of these factors include the extent of the damage caused by the earthquake, our ability to move production to other facilities, the extent that buffer inventory meets customers’ needs and any negative impact on our global supply chain and vendors. We undertake no obligation to update any information contained in this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

A copy of the Company’s press release, dated April 5, 2011, is attached as Exhibit 99.1 to this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freescale Semiconductor Holdings I, Ltd.

April 5, 2011	By:	/s/ Dathan C. Voelter
Name: Dathan C. Voelter
Title: Assistant Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release of Freescale Semiconductor Holdings I, Ltd., dated April 5, 2011.